Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
John V. Moran, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES NET INCOME OF $104.4 MILLION ($2.37 PER DILUTED COMMON SHARE); APPROVES DIVIDEND AND INCREASE TO SHARES AVAILABLE UNDER SHARE REPURCHASE PROGRAM

NORWICH, NY (January 27, 2021) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for both the quarter and year ended December 31, 2020.

Net income for the year ended December 31, 2020 was $104.4 million, down 13.7% from $121.0 million for the prior year due primarily to higher provision for loan losses after the adoption of the Current Expected Credit Losses (“CECL”) accounting methodology and related to the deterioration of economic conditions caused by the COVID-19 pandemic. Diluted earnings per share for the year ended December 31, 2020 was $2.37, as compared with $2.74 for the prior year, a decrease of 13.5%. Excluding full year branch optimization charges of $4.8 million, net income and earnings per diluted share were $108.1 million and $2.46, respectively.

Pre-provision net revenue (“PPNR”)1 for the year ended December 31, 2020 was $193.4 million compared to $182.1 million in the prior year. The 6% increase in PPNR from the prior year reflected higher net interest income, higher noninterest income and lower noninterest expense.

Net income for the three months ended December 31, 2020 was $34.2 million, or $0.78 per diluted common share. Net income was down $0.9 million from the previous quarter primarily due to branch optimization charges for the quarter of $4.1 million and up $5.2 million from the fourth quarter of 2019 due to higher net interest income and lower provision for loan losses, partly offset by the branch optimization charges. Excluding branch optimization charges for the quarter of $4.1 million, net income and earnings per diluted share were $37.4 million and $0.85, respectively.

PPNR1 for the fourth quarter of 2020 was $48.2 million compared to $49.6 million in the previous quarter and $43.3 million in the fourth quarter of 2019. The 3% decline in PPNR from the previous quarter reflected higher operating expenses related to timing of initiatives, partly offset by higher net interest income.

CEO Comments

“NBT ended the year with active pipelines and building momentum. Our strong capital base provides us with the optionality we need to drive our growth in 2021,” said NBT President and CEO John H. Watt, Jr. “The strength of NBT’s pre-provision net revenue and our outsized noninterest income is reflected in our results for the full year and the fourth quarter of 2020. As we continue to navigate these challenging times and look to the future, our team is customer focused and committed to executing the critical strategies that will carry us forward.”

Fourth Quarter Financial Highlights

Net Income	◾ Net income of $34.2 million ◾ Diluted earnings per share of $0.78
Net Interest Income / NIM	◾ Net interest income on a fully taxable equivalent basis was $80.4 million[1] ◾ Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.20%[1], up 3 bps from the prior quarter
PPNR	◾ PPNR[1] was $48.2 million compared to $49.6 million in the third quarter of 2020 and $43.3 million in the fourth quarter of 2019
Loans and Credit Quality
◾    Period end loans were $7.5 billion, up 5% from December 31, 2019 and comparable to September 30, 2020
◾    Excluding $431 million of Paycheck Protection Program (“PPP”) loans at December 31, 2020, period end loans increased $22 million or 0.3% from September 30, 2020
◾    Allowance for loan losses to total loans of 1.47% (1.56% excluding PPP loans and related allowance), down 4 bps from the third quarter (down 6 bps excluding PPP loans and related allowance)
◾    Net charge-offs to average loans was 0.21%, annualized (0.22% excluding PPP loans)
◾    Nonperforming assets to total assets was 0.45% (0.47% excluding PPP loans)

Capital	◾ Tangible book value per share[2] grew 2% for the quarter and 8% from prior year to $20.52 at December 31, 2020 ◾ Tangible equity to assets of 8.41%[1] ◾ CET1 ratio of 11.84%; Leverage ratio of 9.56%

Loans

◾	Period end total loans were $7.5 billion at December 31, 2020 and $7.6 billion at September 30, compared to $7.1 billion at December 31, 2019.
◾	Total PPP loans as of December 31, 2020 were $431 million (net of unamortized fees), with $548 million originated at an average loan size of $184 thousand and an average annual fee of 3.2%.
◾
Excluding PPP loans, period end loans increased $22.0 million from September 30, 2020. Commercial and industrial loans decreased $29.7 million to $1.3 billion; commercial real estate loans increased $98.5 million to $2.4 billion; and total consumer loans decreased $46.8 million to $3.4 billion.

◾	Commercial line of credit utilization rate was 22% at December 31, 2020 compared to 25% at September 30, 2020 and 32% at December 31, 2019.

Deposits

◾
Average total deposits in the fourth quarter of 2020 were $9.1 billion, compared to $8.8 billion in the third quarter of 2020, primarily due to increases in non-interest bearing demand deposit accounts.

◾	Loan to deposit ratio was 82.6% at December 31, 2020, compared to 94.0% at December 31, 2019 and 84.4% at September 30, 2020.

Net Interest Income and Net Interest Margin

◾	Net interest income for the fourth quarter of 2020 was $80.1 million, up $2.2 million or 2.8% from the third quarter of 2020 and up $2.9 million or 3.8% from the fourth quarter of 2019.
◾
The net interest margin on a fully taxable equivalent (“FTE”) basis for the fourth quarter of 2020 was 3.20%, up 3 basis points (“bps”) from the third quarter of 2020 and down 32 bps from the fourth quarter of 2019. The net impact of PPP loans and excess liquidity negatively impacted the NIM by 8 bps in the fourth quarter versus a negative impact of 10 bps in the third quarter of 2020. Excluding the impact of PPP lending and excess liquidity from each quarter, NIM increased 1 bp from the prior quarter primarily due to a 5 bps decline in the cost of interest bearing liabilities and minimal reduction in asset yields during the quarter.

◾
Earning asset yields for the three months ended December 31, 2020 were up 1 bp from the prior quarter and down 67 bps from the same quarter in the prior year. Earning assets grew $159.3 million or 1.6% from the prior quarter and grew $1.2 billion or 14.3% from the same quarter in the prior year.

o	Excess liquidity resulted in a $74.9 million increase in the average balances of short-term interest bearing accounts.
o	The average balance of investment securities increased $111.4 million while yields declined 20 bps.
o
Loan yields increased 11 bps to 4.06% due primarily to the fees recognized due to $73 million in PPP loans forgiven during the quarter (7 bps) combined with a $45 million increase in the average balance of higher yielding consumer loans (9 bps).

◾	Total cost of deposits was 0.17% for the fourth quarter of 2020, down 2 bps from the prior quarter and down 36 bps from the same period in the prior year.
◾
The cost of interest-bearing liabilities for the three months ended December 31, 2020 was 0.40%, down as compared to the prior quarter of 0.45% and down 50 bps from the fourth quarter of 2019 of 0.90%.

o	Cost of interest-bearing deposits decreased 4 bps from the prior quarter and decreased 51 bps from the same quarter in 2019.

Credit Quality and Allowance for Credit Losses

◾	Net charge-offs to average loans were low due to COVID-19 pandemic relief programs for the quarter and 2020. Net charge-offs to total average loans were 23 bps for 2020 compared to 36 bps for 2019.
◾
Net charge-offs to total average loans of 21 bps (22 bps excluding PPP loans) compared to 12 bps (13 bps excluding PPP loans) in the prior quarter and 30 bps in the fourth quarter of 2019. The increase in charge-offs during the fourth quarter of 2020 was primarily due to higher charge-offs in commercial, indirect auto and specialty lending, but continue to be at lower levels due to pandemic relief programs.

◾
Nonperforming assets to total assets was 0.45% (0.47% excluding PPP loans) compared to 0.37% (0.39% excluding PPP loans) at September 30, 2020 and 0.31% at December 31, 2019. The change in nonperforming assets was primarily related to an increase in nonperforming commercial and residential real estate loans.

◾
Provision expense for the three months ended December 31, 2020 was ($0.6) million while net charge-offs of $3.9 million were up compared with the prior quarter. Provision expense decreased $3.9 million from the third quarter of 2020 and decreased $6.6 million from the fourth quarter of 2019. The decrease in provision expense from the prior quarter and fourth quarter of 2019 was primarily due to the $4.5 million reduction in the level of allowance for loan losses resulting from an improved economic forecast.

◾
The allowance for loan losses was $110.0 million or 1.47% (1.56% excluding PPP loans and related allowance) of total loans compared to 1.51% (1.62% excluding PPP loans and related allowance) at September 30, 2020 and 1.02% December 31, 2019. The allowance for loans losses was calculated under the CECL accounting method in 2020 and the incurred loss accounting method in 2019.

◾	As of January 19, 2021, 1.5% of loans (loans outstanding as of December 31, 2020; excluding PPP balances) are in payment deferral programs which is down from the second quarter 2020 peak of 14.9%.
◾	The reserve for unfunded loan commitments increased to $6.4 million at December 31, 2020 compared to the prior quarter at $5.5 million.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $38.0 million for the three months ended December 31, 2020, up $0.3 million from the prior quarter and up $1.9 million from the prior year quarter.

◾
Service charges on deposit accounts were higher than the prior quarter but lower than the fourth quarter of 2019. Overdraft charges have been lower during the COVID-19 pandemic, recovering from the third quarter of 2020 but continue to run lower than prior year levels.

◾	ATM and debit card fees were lower compared to the prior quarter due to seasonality and higher compared to the fourth quarter of 2019 due to increased volume and higher per transaction rates.
◾
Retirement plan administration fees were lower than the prior quarter, as third quarter fees were higher due to seasonal revenues, and higher than the fourth quarter of 2019 due to the April 1, 2020 acquisition of Alliance Benefit Group of Illinois, Inc. (“ABG”) contributing $1.5 million in revenues during the fourth quarter and $1.7 million during the third quarter.

◾
The increase in other noninterest income from the prior quarter was driven by higher loan swap fee income partially offset by lower mortgage banking income. The decrease from the fourth quarter of 2019 was driven by lower loan swap fee income and lower mortgage banking income.

Noninterest Expense

◾
Total noninterest expense for the fourth quarter of 2020 was up 13.4% from the previous quarter and up 7.0% from the fourth quarter of 2019, primarily due to $4.1 million in branch optimization costs incurred during the fourth quarter of 2020. The branch optimization strategies charged in 2020 are expected to improve future operating expenses by about $2.5 million annually once fully implemented.

◾	Salaries and benefits increased from the prior quarter due to the timing of medical expenses and increased from the fourth quarter of 2019 driven by the addition of ABG’s salaries and benefits.
◾	Data processing and communication expense were down compared to the fourth quarter of 2019 due to lower transaction volumes as a result of the COVID-19 pandemic.
◾	Professional fees and outside services were up $1.0 million compared to the prior quarter primarily due to the timing of expenses.
◾	Equipment expense was higher than both the prior quarter and the fourth quarter of 2019 due to higher technology costs associated with several digital upgrades.
◾	FDIC expense was higher than the fourth quarter of 2019 due to the benefit of the FDIC insurance assessment small bank credit in the fourth quarter of 2019.
◾
Other expenses increased compared to both the prior quarter and the fourth quarter of 2019 due to $4.1 million in branch optimization charges and a $0.9 million increase in the reserve for unfunded commitments.

Income Taxes

◾
The effective tax rate was 21.6% for the fourth quarter of 2020 compared to 23.8% for the third quarter of 2020 and 22.0% for the fourth quarter of 2019. The full year effective tax rate for 2020 was 21.6% compared to 22.1% for the full year in 2019.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.41%. Tangible book value per share[2] grew 2% from the prior quarter and 8% from the prior year quarter to $20.52.
◾	December 31, 2020 CET1 capital ratio of 11.84%, leverage ratio of 9.56% and total risk-based capital ratio of 15.62%.

Stock Repurchase Program

◾
At a meeting held today, the Board of Directors approved an increase to the total number of shares authorized under the current stock repurchase program to 2 million shares from 1 million shares, previously. There have been 263,507 shares repurchased under the plan. The stock repurchase plan expires on December 31, 2021.

Dividend

◾	The Board of Directors approved a first-quarter cash dividend of $0.27 per share at a meeting held today. The dividend will be paid on March 15, 2021 to shareholders of record as of March 1, 2021.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. Eastern Time on Thursday, January 28, 2021, to review fourth quarter 2020 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $10.9 billion at December 31, 2020. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 141 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine, and is currently entering Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and regulatory pronouncements around CARES Act; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic; (21) the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; and (22) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and in our Form 10-Q for the quarter ended September 30, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. You should not place undue reliance on any forward-looking statements, which speak only as of the date made, and you are advised that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the financial results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)
	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability:
Diluted earnings per share	$0.78	$0.80	$0.56	$0.23	$0.66
Weighted average diluted common shares outstanding	43,973,971	43,941,953	43,928,344	44,130,324	44,174,201
Return on average assets[3]	1.24%	1.29%	0.94%	0.43%	1.20%
Return on average equity[3]	11.59%	12.09%	8.76%	3.69%	10.36%
Return on average tangible common equity1 3	15.71%	16.51%	12.14%	5.24%	14.28%
Net interest margin1 3	3.20%	3.17%	3.38%	3.52%	3.52%

	12 Months ended December 31,
	2020	2019
Profitability:
Diluted earnings per share	$2.37	$2.74
Weighted average diluted common shares outstanding	43,988,623	44,123,698
Return on average assets	0.99%	1.26%
Return on average equity	9.09%	11.32%
Return on average tangible common equity[1]	12.48%	15.85%
Net interest margin[1]	3.31%	3.58%

	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data:
Securities available for sale	$1,348,698	$1,197,925	$1,108,443	$1,000,980	$975,340
Securities held to maturity	616,560	663,088	599,164	621,359	630,074
Net loans	7,388,885	7,446,143	7,514,491	7,147,383	7,063,133
Total assets	10,932,906	10,850,212	10,847,184	9,953,543	9,715,925
Total deposits	9,081,692	8,958,183	8,815,891	7,864,638	7,587,820
Total borrowings	406,731	446,737	602,988	714,283	820,682
Total liabilities	9,745,288	9,684,101	9,704,532	8,841,364	8,595,528
Stockholders' equity	1,187,618	1,166,111	1,142,652	1,112,179	1,120,397

Capital:
Equity to assets	10.86%	10.75%	10.53%	11.17%	11.53%
Tangible equity ratio[1]	8.41%	8.27%	8.04%	8.55%	8.84%
Book value per share	$27.22	$26.74	$26.20	$25.52	$25.58
Tangible book value per share[2]	$20.52	$20.02	$19.46	$18.96	$19.03
Leverage ratio	9.56%	9.48%	9.44%	10.02%	10.33%
Common equity tier 1 capital ratio	11.84%	11.63%	11.34%	10.90%	11.29%
Tier 1 capital ratio	13.09%	12.88%	12.60%	12.14%	12.56%
Total risk-based capital ratio	15.62%	15.43%	15.15%	13.36%	13.52%
Common stock price (end of period)	$32.10	$26.82	$30.06	$32.39	$40.56

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality:
Nonaccrual loans	$44,647	$35,896	$25,567	$29,972	$25,174
90 days past due and still accruing	3,149	2,579	2,057	2,280	3,717
Total nonperforming loans	47,796	38,475	27,624	32,252	28,891
Other real estate owned	1,458	1,605	1,783	2,384	1,458
Total nonperforming assets	49,254	40,080	29,407	34,636	30,349
Allowance for loan losses	110,000	114,500	113,500	100,000	72,965

Asset quality ratios (total):
Allowance for loan losses to total loans	1.47%	1.51%	1.49%	1.38%	1.02%
Total nonperforming loans to total loans	0.64%	0.51%	0.36%	0.45%	0.40%
Total nonperforming assets to total assets	0.45%	0.37%	0.27%	0.35%	0.31%
Allowance for loan losses to total nonperforming loans	230.14%	297.60%	410.87%	310.06%	252.55%
Past due loans to total loans	0.37%	0.26%	0.30%	0.51%	0.49%
Net charge-offs to average loans[3]	0.21%	0.12%	0.28%	0.32%	0.30%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.56%	1.62%	1.59%	1.38%	1.02%
Total nonperforming loans to total loans	0.68%	0.55%	0.39%	0.45%	0.40%
Total nonperforming assets to total assets	0.47%	0.39%	0.28%	0.35%	0.31%
Allowance for loan losses to total nonperforming loans	230.10%	297.53%	410.78%	310.06%	252.55%
Past due loans to total loans	0.39%	0.28%	0.32%	0.51%	0.49%
Net charge-offs to average loans[3]	0.22%	0.13%	0.30%	0.32%	0.30%

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	December 31,	December 31,
Assets	2020	2019
Cash and due from banks	$159,995	$170,595
Short-term interest bearing accounts	512,686	46,248
Equity securities, at fair value	30,737	27,771
Securities available for sale, at fair value	1,348,698	975,340
Securities held to maturity (fair value $636,827 and $641,262, respectively)	616,560	630,074
Federal Reserve and Federal Home Loan Bank stock	27,353	44,620
Loans held for sale	1,119	11,731
Loans	7,498,885	7,136,098
Less allowance for loan losses	110,000	72,965
Net loans	$7,388,885	$7,063,133
Premises and equipment, net	74,206	75,631
Goodwill	280,541	274,769
Intangible assets, net	11,735	12,020
Bank owned life insurance	186,434	181,748
Other assets	293,957	202,245
Total assets	$10,932,906	$9,715,925

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,241,123	$2,414,383
Savings, NOW and money market	5,207,090	4,312,244
Time	633,479	861,193
Total deposits	$9,081,692	$7,587,820
Short-term borrowings	168,386	655,275
Long-term debt	39,097	64,211
Subordinated debt, net	98,052	-
Junior subordinated debt	101,196	101,196
Other liabilities	256,865	187,026
Total liabilities	$9,745,288	$8,595,528

Total stockholders' equity	$1,187,618	$1,120,397

Total liabilities and stockholders' equity	$10,932,906	$9,715,925

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Interest, fee and dividend income
Interest and fees on loans	$76,863	$79,800	$307,859	$321,474
Securities available for sale	5,478	5,639	22,434	23,303
Securities held to maturity	3,532	4,213	15,283	19,105
Other	568	924	2,706	3,652
Total interest, fee and dividend income	$86,441	$90,576	$348,282	$367,534
Interest expense
Deposits	$3,887	$10,181	$22,070	$39,986
Short-term borrowings	193	1,707	3,408	9,693
Long-term debt	369	484	1,553	1,875
Subordinated debt	1,339	-	2,842	-
Junior subordinated debt	545	1,021	2,731	4,425
Total interest expense	$6,333	$13,393	$32,604	$55,979
Net interest income	$80,108	$77,183	$315,678	$311,555
Provision for loan losses	(607)	6,004	51,134	25,412
Net interest income after provision for loan losses	$80,715	$71,179	$264,544	$286,143
Noninterest income
Service charges on deposit accounts	$3,588	$4,361	$13,201	$17,151
ATM and debit card fees	6,776	5,935	25,960	23,893
Retirement plan administration fees	9,011	7,218	35,851	30,388
Wealth management[4]	7,456	7,085	29,247	28,400
Insurance[4]	3,454	3,479	14,757	15,770
Bank owned life insurance income	1,733	1,236	5,743	5,355
Net securities gains (losses)	160	189	(388)	4,213
Other	5,937	6,738	21,905	18,853
Total noninterest income	$38,115	$36,241	$146,276	$144,023
Noninterest expense
Salaries and employee benefits	$41,016	$39,592	$161,934	$156,867
Occupancy	5,280	5,653	21,634	22,706
Data processing and communications	4,157	4,719	16,527	18,318
Professional fees and outside services	4,388	4,223	15,082	14,785
Equipment	5,395	4,821	19,889	18,583
Office supplies and postage	1,517	1,744	6,138	6,579
FDIC expense	739	-	2,688	1,946
Advertising	827	952	2,288	2,773
Amortization of intangible assets	822	844	3,395	3,579
Loan collection and other real estate owned, net	930	1,436	3,295	4,158
Other	10,133	6,310	24,863	24,440
Total noninterest expense	$75,204	$70,294	$277,733	$274,734
Income before income tax expense	$43,626	$37,126	$133,087	$155,432
Income tax expense	9,432	8,166	28,699	34,411
Net income	$34,194	$28,960	$104,388	$121,021
Earnings Per Share
Basic	$0.78	$0.66	$2.39	$2.76
Diluted	$0.78	$0.66	$2.37	$2.74

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$76,863	$74,998	$77,270	$78,728	$79,800
Securities available for sale	5,478	5,603	5,600	5,753	5,639
Securities held to maturity	3,532	3,734	3,926	4,091	4,213
Other	568	659	650	829	924
Total interest, fee and dividend income	$86,441	$84,994	$87,446	$89,401	$90,576
Interest expense
Deposits	$3,887	$4,267	$4,812	$9,104	$10,181
Short-term borrowings	193	446	972	1,797	1,707
Long-term debt	369	398	393	393	484
Subordinated debt	1,339	1,375	128	-	-
Junior subordinated debt	545	565	695	926	1,021
Total interest expense	$6,333	$7,051	$7,000	$12,220	$13,393
Net interest income	$80,108	$77,943	$80,446	$77,181	$77,183
Provision for loan losses	(607)	3,261	18,840	29,640	6,004
Net interest income after provision for loan losses	$80,715	$74,682	$61,606	$47,541	$71,179
Noninterest income
Service charges on deposit accounts	$3,588	$3,087	$2,529	$3,997	$4,361
ATM and debit card fees	6,776	7,194	6,136	5,854	5,935
Retirement plan administration fees	9,011	9,685	9,214	7,941	7,218
Wealth management[4]	7,456	7,695	6,823	7,273	7,085
Insurance[4]	3,454	3,742	3,292	4,269	3,479
Bank owned life insurance income	1,733	1,255	1,381	1,374	1,236
Net securities gains (losses)	160	84	180	(812)	189
Other	5,937	4,985	5,456	5,527	6,738
Total noninterest income	$38,115	$37,727	$35,011	$35,423	$36,241
Noninterest expense
Salaries and employee benefits	$41,016	$40,451	$39,717	$40,750	$39,592
Occupancy	5,280	5,294	5,065	5,995	5,653
Data processing and communications	4,157	4,058	4,079	4,233	4,719
Professional fees and outside services	4,388	3,394	3,403	3,897	4,223
Equipment	5,395	5,073	4,779	4,642	4,821
Office supplies and postage	1,517	1,530	1,455	1,636	1,744
FDIC expense	739	645	993	311	-
Advertising	827	530	322	609	952
Amortization of intangible assets	822	856	883	834	844
Loan collection and other real estate owned, net	930	620	728	1,017	1,436
Other	10,133	3,857	3,916	6,957	6,310
Total noninterest expense	$75,204	$66,308	$65,340	$70,881	$70,294
Income before income tax expense	$43,626	$46,101	$31,277	$12,083	$37,126
Income tax expense	9,432	10,988	6,564	1,715	8,166
Net income	$34,194	$35,113	$24,713	$10,368	$28,960
Earnings Per Share
Basic	$0.78	$0.80	$0.57	$0.24	$0.66
Diluted	$0.78	$0.80	$0.56	$0.23	$0.66

NBT Bancorp Inc. and Subsidiaries Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2020		Q3 - 2020		Q2 - 2020		Q1 - 2020		Q4 - 2019
Assets
Short-term interest bearing accounts	$552,529	0.11%	$477,946	0.11%	$380,260	0.10%	$74,695	1.28%	$51,613	2.43%
Securities available for sale1 5	1,230,411	1.77%	1,137,604	1.96%	985,561	2.29%	962,527	2.40%	942,302	2.37%
Securities held to maturity1 5	640,422	2.36%	621,812	2.56%	613,899	2.75%	622,398	2.81%	651,305	2.73%
Investment in FRB and FHLB Banks	28,275	5.94%	29,720	7.08%	36,604	6.09%	39,784	5.97%	37,842	6.37%
Loans1 6	7,533,953	4.06%	7,559,218	3.95%	7,589,032	4.10%	7,163,114	4.42%	7,055,288	4.49%
Total interest earning assets	$9,985,590	3.46%	$9,826,300	3.45%	$9,605,356	3.68%	$8,862,518	4.07%	$8,738,350	4.13%
Other assets	954,123		967,194		961,807		885,570		861,909
Total assets	$10,939,713		$10,793,494		$10,567,163		$9,748,088		$9,600,259

Liabilities and stockholders' equity
Money market deposit accounts	$2,455,510	0.27%	$2,364,606	0.28%	$2,360,407	0.29%	$2,101,306	1.00%	$2,057,678	1.16%
NOW deposit accounts	1,315,370	0.05%	1,207,064	0.05%	1,167,486	0.04%	1,086,205	0.10%	1,064,193	0.13%
Savings deposits	1,465,562	0.05%	1,447,021	0.05%	1,383,495	0.05%	1,276,285	0.06%	1,251,432	0.06%
Time deposits	645,288	1.15%	684,708	1.31%	760,803	1.48%	842,989	1.62%	853,353	1.69%
Total interest bearing deposits	$5,881,730	0.26%	$5,703,399	0.30%	$5,672,191	0.34%	$5,306,785	0.69%	$5,226,656	0.77%
Short-term borrowings	175,597	0.44%	277,890	0.64%	427,004	0.92%	533,516	1.35%	475,332	1.42%
Long-term debt	59,488	2.47%	64,137	2.47%	64,165	2.46%	64,194	2.46%	81,613	2.35%
Subordinated debt, net	97,984	5.44%	97,934	5.59%	8,633	5.96%	-	-	-	-
Junior subordinated debt	101,196	2.14%	101,196	2.22%	101,196	2.76%	101,196	3.68%	101,196	4.00%
Total interest bearing liabilities	$6,315,995	0.40%	$6,244,556	0.45%	$6,273,189	0.45%	$6,005,691	0.82%	$5,884,797	0.90%
Demand deposits	3,178,410		3,111,617		2,887,545		2,398,307		2,406,563
Other liabilities	271,206		282,265		271,635		214,495		199,674
Stockholders' equity	1,174,102		1,155,056		1,134,794		1,129,595		1,109,225
Total liabilities and stockholders' equity	$10,939,713		$10,793,494		$10,567,163		$9,748,088		$9,600,259

Interest rate spread		3.06%		3.00%		3.23%		3.25%		3.23%
Net interest margin (FTE)[1]		3.20%		3.17%		3.38%		3.52%		3.52%

NBT Bancorp Inc. and Subsidiaries Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months Ended December 31,	2020			2019
Assets
Short-term interest bearing accounts	$372,144	$610	0.16%	$36,174	$773	2.14%
Securities available for sale1 5	1,079,600	22,434	2.08%	961,909	23,334	2.43%
Securities held to maturity1 5	624,668	16,363	2.62%	725,352	20,410	2.81%
Investment in FRB and FHLB Banks	33,570	2,096	6.24%	43,385	2,879	6.64%
Loans1 6	7,461,795	308,080	4.13%	6,972,438	321,805	4.62%
Total interest earning assets	$9,571,777	$349,583	3.65%	$8,739,258	$369,201	4.22%
Other assets	942,274			831,954
Total assets	$10,514,051			$9,571,212

Liabilities and stockholders' equity
Money market deposit accounts	$2,320,947	$10,313	0.44%	$1,949,147	$22,257	1.14%
NOW deposit accounts	1,194,398	716	0.06%	1,095,402	1,518	0.14%
Savings deposits	1,393,436	745	0.05%	1,265,112	733	0.06%
Time deposits	733,073	10,296	1.40%	910,546	15,478	1.70%
Total interest bearing deposits	$5,641,854	$22,070	0.39%	$5,220,207	$39,986	0.77%
Short-term borrowings	352,809	3,408	0.97%	573,927	9,693	1.69%
Long-term debt	62,990	1,553	2.47%	80,528	1,875	2.33%
Subordinated debt, net	51,394	2,842	5.53%	-	-	-
Junior subordinated debt	101,196	2,731	2.70%	101,196	4,425	4.37%
Total interest bearing liabilities	$6,210,243	$32,604	0.53%	$5,975,858	$55,979	0.94%
Demand deposits	2,895,341			2,351,515
Other liabilities	259,992			174,891
Stockholders' equity	1,148,475			1,068,948
Total liabilities and stockholders' equity	$10,514,051			$9,571,212
Net interest income (FTE)[1]		$316,979			$313,222
Interest rate spread			3.12%			3.28%
Net interest margin (FTE)[1]			3.31%			3.58%
Taxable equivalent adjustment		$1,301			$1,667
Net interest income		$315,678			$311,555

NBT Bancorp Inc. and Subsidiaries Consolidated Loan Balances
(unaudited, dollars in thousands)

The following table presents loans by line of business, paycheck protection program loans includes $6.9 million, $11.3 million and $14.6 million in unamortized fees as of December 31, 2020 September 30, 2020 and June 30, 2020 respectively.

	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial	$1,267,679	$1,297,408	$1,318,806	$1,338,609	$1,302,209
Commercial real estate	2,380,358	2,281,843	2,256,580	2,242,139	2,142,057
Paycheck protection program	430,810	514,558	510,097	-	-
Residential real estate mortgages	1,466,662	1,448,530	1,460,058	1,446,676	1,445,156
Indirect auto	931,286	989,369	1,091,889	1,184,888	1,193,635
Specialty lending	579,644	566,973	515,618	539,378	542,063
Home equity	387,974	404,346	415,528	431,536	444,082
Other consumer	54,472	57,616	59,415	64,157	66,896
Total loans	$7,498,885	$7,560,643	$7,627,991	$7,247,383	$7,136,098

The following table provide loans as a percentage of total loans in industries vulnerable to the COVID-19 pandemic as of December 31, 2020:

Industry	% of Total Loans
Accommodations	2.5%
Healthcare services and practices	2.2%
Restaurants and entertainment	1.8%
Retailers	1.7%
Automotive	1.3%
Total	9.5%

Allowance for Loan Losses as a Percentage of Loans by Segment7:

	Incurred	CECL
	12/31/2019	1/1/2020	3/31/2020	6/30/2020*	9/30/2020*	12/31/2020*
Commercial & industrial	0.96%	0.98%	1.43%	1.25%	1.34%	1.47%
Commercial real estate	1.02%	0.74%	1.10%	1.56%	1.57%	1.43%
Paycheck protection program	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
Residential real estate	0.27%	0.83%	0.99%	1.13%	1.21%	1.07%
Auto	0.83%	0.78%	1.08%	0.99%	0.92%	0.93%
Other consumer	3.74%	3.66%	4.00%	5.01%	4.66%	4.55%
Total	1.02%	1.07%	1.38%	1.49%	1.51%	1.47%

* Excluding PPP loans and related allowance, total allowance to loans was 1.59%, 1.62% and 1.56% as of June 30, 2020, September 30, 2020 and December 31, 2020 respectively.

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Income before income tax expense	$43,626	$46,101	$31,277	$12,083	$37,126
FTE adjustment	318	325	329	329	349
Provision for loan losses	(607)	3,261	18,840	29,640	6,004
Net securities (gains) losses	(160)	(84)	(180)	812	(189)
Nonrecurring expense	4,100	-	650	-	-
Unfunded loan commitments reserve	900	-	(200)	2,000	-
PPNR	$48,177	$49,603	$50,716	$44,864	$43,290

Average Assets	$10,939,713	$10,793,494	$10,567,163	$9,748,088	$9,600,259

Return on Average Assets[3]	1.24%	1.29%	0.94%	0.43%	1.20%
PPNR Return on Average Assets[3]	1.75%	1.83%	1.93%	1.85%	1.79%

	12 Months ended December 31,
	2020	2019
Income before income tax expense	$133,087	$155,432
FTE adjustment	1,301	1,667
Provision for loan losses	51,134	25,412
Net securities (gains) losses	388	(4,213)
Nonrecurring expense	4,750	3,800
Unfunded loan commitments reserve	2,700	-
PPNR	$193,360	$182,098

Average Assets	$10,514,051	$9,571,212

Return on Average Assets	0.99%	1.26%
PPNR Return on Average Assets	1.84%	1.90%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in loan loss provision due to CECL adoption and the impact of the COVID-19 pandemic, net securities gains (losses) and non-recurring income and/or expense.

FTE Adjustment	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net interest income	$80,108	$77,943	$80,446	$77,181	$77,183
Add: FTE adjustment	318	325	329	329	349
Net interest income (FTE)	$80,426	$78,268	$80,775	$77,510	$77,532
Average earning assets	$9,985,590	$9,826,300	$9,605,356	$8,862,518	$8,738,350
Net interest margin (FTE)[3]	3.20%	3.17%	3.38%	3.52%	3.52%

	12 Months ended December 31,
	2020	2019
Net interest income	$315,678	$311,555
Add: FTE adjustment	1,301	1,667
Net interest income (FTE)	$316,979	$313,222
Average earning assets	$9,571,777	$8,739,258
Net interest margin (FTE)	3.31%	3.58%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Total equity	$1,187,618	$1,166,111	$1,142,652	$1,112,179	$1,120,397
Intangible assets	292,276	293,098	293,954	285,955	286,789
Total assets	$10,932,906	$10,850,212	$10,847,184	$9,953,543	$9,715,925
Tangible equity to tangible assets	8.41%	8.27%	8.04%	8.55%	8.84%

Return on average tangible common equity	2020				2019
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$34,194	$35,113	$24,713	$10,368	$28,960
Amortization of intangible assets (net of tax)	617	642	662	626	633
Net income, excluding intangibles amortization	$34,811	$35,755	$25,375	$10,994	$29,593

Average stockholders' equity	$1,174,102	$1,155,056	$1,134,794	$1,129,595	$1,109,225
Less: average goodwill and other intangibles	292,725	293,572	294,423	286,400	287,268
Average tangible common equity	$881,377	$861,484	$840,371	$843,195	$821,957
Return on average tangible common equity[3]	15.71%	16.51%	12.14%	5.24%	14.28%

	12 Months ended December 31,
	2020	2019
Net income	$104,388	$121,021
Amortization of intangible assets (net of tax)	2,546	2,684
Net income, excluding intangibles amortization	$106,934	$123,705

Average stockholders' equity	$1,148,475	$1,068,948
Less: average goodwill and other intangibles	291,787	288,539
Average tangible common equity	$856,688	$780,409
Return on average tangible common equity	12.48%	15.85%

2 Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
3 Annualized.
4 Other financial services revenue previously disclosed and included with Insurance income has been reclassified and combined with Trust income and is disclosed as Wealth management income.
5 Securities are shown at average amortized cost.
6 For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
7 The allowance for loan losses for December 31, 2019 was calculated based on the incurred losses methodology and beginning January 1, 2020, it was based on the CECL methodology. The risk-based pooling of loans (segments) for incurred and CECL are not consistent. For illustrative purposes only, the loans and related incurred allowance at December 31, 2019 were grouped to conform with the CECL methodology.